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                                                                     Exhibit 3.1

                            ARTICLES OF AMENDMENT AND

                           RESTATEMENT OF THE CHARTER

                                       OF

                          BRANTLEY CAPITAL CORPORATION


         BRANTLEY CAPITAL CORPORATION, a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation that:

         1. The Corporation desires to amend and restate its charter.

         2. The amendment and restatement of the Corporation's charter was advised by the Board of Directors and approved by the stockholders.

         3. The following are the Articles of Incorporation of the Corporation as amended and restated:

         FIRST:  NAME.  The name of the Corporation is BRANTLEY CAPITAL
         CORPORATION.

         SECOND: PURPOSE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law (the "MGCL"), including, without limitation, to act as a closed-end, non-diversified management investment company, electing status as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); provided, however, that the Corporation may cease to be treated as a business development company upon compliance with the requirements of the Investment Company Act with respect thereto.

         THIRD: PRINCIPAL OFFICE AND RESIDENT AGENT. The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and post office address of the Corporation's resident agent in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         FOURTH:  CAPITAL STOCK.

         Section 1. The Corporation has authority to issue one class of capital stock as follows: 25,000,000 shares of common stock of the par value of One Cent ($.01) per share the ("Common Stock"), having an aggregate par value of $250,000.

         Section 2. All preferences, rights, including rights to the dividends, voting powers, restrictions and qualifications of or with respect to the shares of Common Stock of the Corporation are and shall be in all respects subject and subordinate to and limited, qualified and controlled by any and all prohibitions, limitations, restrictions and qualifications with respect thereto expressed in


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or resulting from compliance with (i) the laws of Maryland, (ii)the terms and provisions of or with respect to any shares of any class of preferred stock of the Corporation that are hereafter authorized and whether before or after the classification thereof and whether the terms and provisions thereof are those fixed by these Articles of Incorporation or by the Board of Directors pursuant to any authority or power in these Articles of Incorporation, or (iii) the other provisions of these Articles of Incorporation.

         Section 3. Unless otherwise provided in these Articles of Incorporation, the Board of Directors shall have the power to issue shares of capital stock of the Corporation from time to time for such consideration and in such form as may be fixed from time to time pursuant to the direction of the Board of Directors.

         Section 4. Unless otherwise expressly provided in these Articles of Incorporation, the holders of each share of capital stock of the Corporation shall be entitled to one vote for each full share of capital stock, and a fractional vote for each fractional share of capital stock then outstanding in his or her name in the books of the Corporation. On any, matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class of such shares, shall be voted in the aggregate and not by class; provided, however, that (i) when otherwise required by the MGCL, (ii) when required by the Investment Company Act, or (iii) when the matter does not affect any interest of the particular class, then only stockholders of the affected class shall be entitled to vote thereon unless otherwise expressly provided in any amendment or supplement to these Articles. Stockholders of the Corporation shall not be entitled to cumulative voting in the election of directors or on any other matter unless otherwise expressly provided in any amendment or supplement to these Articles creating any new class of stock.

         Section 5. The presence in person or by proxy of the holders of record of the majority of all shares of capital stock of the Corporation issued and outstanding and entitled to vote there at shall constitute a quorum for the transaction of any business at all meetings of the stockholders of the Corporation, except as otherwise provided by the Investment Company Act, the MGCL or in these Articles of Incorporation.

         Section 6. Except as otherwise provided by these Articles of Incorporation or the Bylaws, any corporate action to be taken by a vote of the stockholders shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the aggregate number of shares of capital stock of the Corporation outstanding and entitled to vote thereon.

         Section 7. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock or securities of the Corporation that may hereafter be created.

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         Section 8. All persons who shall acquire capital stock in the
Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

         FIFTH: BOARD OF DIRECTORS. The directors shall initially be divided into five classes, designated Class I, Class II, Class III, Class IV and Class
V. All classes shall be as nearly equal in number as possible, and the directors as initially classified shall hold office for terms as follows: the Class I directors, L. Patrick Bales and Robert P. Pinkas, shall hold office until the date of the annual meeting of stockholders in 2003 or until their successors shall be elected and qualified; the Class II director, Michael J. Finn shall hold office until the date of the annual meeting of stockholders in 1999 or until his successor shall be elected and qualified; the Class III director, Richard Moodie shall hold office until the date of the annual meeting of stockholders in 2000 or until his successor shall be elected and qualified; the Class IV directors, Paul H. Cascio and Peter Saltz shall hold office until the date of the annual meeting in 2001 or until their successors shall be elected and qualified; and the Class V director, Benjamin F. Bryan, shall hold office until the date of the annual meeting in 2002 or until his successor shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the directors in each such class shall be elected for a term of five years to succeed the directors whose terms of office expire. Each director shall hold office until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal. Removal of a director by stockholders shall require the affirmative vote of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

         The Corporation may, through its Bylaws, fix the number of directors and divide the directors into classes and prescribe the tenure of office of the several classes.

         SIXTH:  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION.

         Section 1. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the Corporation's Bylaws) shall be vested in and exercised by the Board of Directors.

         Section 2. The Board of Directors shall have the power to fix an initial offering price for the shares of capital stock of the Corporation, which shall yield to the Corporation not less than the par value thereof, at which price the shares of capital stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales of the shares of its capital stock; provided, however, that sales by the Corporation of its shares of capital stock for less than net asset value (as defined in the Investment Company Act) shall be in accordance with the applicable requirements of the Investment Company Act.

         Section 3. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of capital stock; provided that dividends or distributions on shares of any class of capital stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class.



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         Section 4. The Board of Directors shall have the power in its discretion to distribute to the stockholders of the Corporation in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereof, and regulations promulgated thereunder (collectively, the "Code"), and to avoid liability of the Corporation for federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

         Section 5. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation as may be permitted or required under the Code, without the vote of stockholders of the Corporation.

         Section 6. The Board of Directors shall have the exclusive power to make, alter or repeal from time to time any of the Bylaws of the Corporation.

         Section 7. The Board of Directors shall have the exclusive power from time to time to determine whether and to what extent, and at what times and places and under what conditions, the accounts and books of the Corporation or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent required by the MGCL or permitted by the Corporation's Bylaws.

         Section 8. To the extent permitted under the MGCL, the Corporation may purchase or redeem shares of its capital stock upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

         Section 9. The net asset value of the property and assets of the Corporation shall be determined in accordance with the Investment Company Act, and at such times as the Board of Directors may direct, by deducting from the total market or appraised value of all of the property and assets of the Corporation, all debts, obligations and liabilities of the company (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).

         Section 10. The Board of Directors from time to time may change the Corporation's name, without the vote or consent of the stockholders of the Corporation, in any manner and to the extent now or hereafter permitted by the MGCL and by these Articles of Incorporation.

         Section 11. The Corporation may be converted from a closed-end to an open-end investment company by a vote of at least seventy-five percent (75%) of the Continuing Directors (as defined below) and by the holders of at least seventy-five percent (75%) of the shares entitled to be cast on the matter. A "Continuing Director" for these purposes is any member of the Board of Directors who (i) is not a person or affiliate of a person who enters or proposes to enter into a

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business combination, as defined in the MGCL, with the Corporation (an
"Interested Party") and (ii) who has been a member of the Board of Directors of the Corporation for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and has been recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Corporation.

         Section 12. The Board of Directors shall have the power to classify or reclassify any authorized and unissued stock of the Corporation from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

         Section 13. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the MGCL, these Articles of Incorporation and the Bylaws of the Corporation.

         SEVENTH: DETERMINATIONS AS TO ACCOUNTING MATTERS. Any determination made in good faith, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority or the direction of the Board of Directors, (i) as to the amount of assets, obligations or liabilities of the Corporation, (ii) as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (iii) as to the amount of any reserves or charges set up and the propriety thereof, (iv) as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or is then or thereafter required to be paid or discharged), (v) as to the price of any security owned by the Corporation, (vi) as to any other matters relating to the issuance, sales, redemption or other acquisition or disposition of any securities by the Corporation or any securities or shares of capital stock of the Corporation, or (vii) as to any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, securities, shall be final and conclusive, and shall be binding upon the Corporation and all its stockholders, past, present and future, and shares of capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.



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         EIGHTH: LIMITATIONS ON LIABILITY; INDEMNIFICATION.

         Section 1. To the fullest extent that limitations on the liability of directors and officers is permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for monetary damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment of these Articles of Incorporation or repeal of any of the provisions hereof shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         Section 2. Any person who was or is a party or is threatened to be made a party, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the MGCL, the Securities Act and the Investment Company Act, as such statutes are now or hereafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that indemnification of directors and officers is permitted by the MGCL, the Securities Act and the Investment Company Act. The Board of Directors may by bylaw, resolution or agreement make further provisions for indemnification of the directors, officers, employees and agents to the fullest extent permitted by the MGCL.

         Section 3. No provision of this Article EIGHTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices.

         NINTH: PERPETUAL EXISTENCE. The duration of the Corporation shall be perpetual.

         TENTH: BUSINESS COMBINATIONS. The Corporation hereby elects to be subject to Title 3, Subtitle 6 of the MGCL which establishes certain voting requirements in connection with any "Business Combination" (as defined in such Subtitle).



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         ELEVENTH:  VOTING RIGHTS OF CERTAIN CONTROL SHARES.

         Section 1. For purposes of this Article ELEVENTH, the following words have the meanings indicated.

                 (a) "Acquiring person" means a person who makes or proposes to make a control share acquisition.

                 (b) "Associate", when used to indicate a relationship with any person, means:

                     (1) An "associate" as defined in Section 3-601(c) of
                 Title 3, Subtitle 6 of the MGCL; or

                     (2) A person that:

                         (i) Directly or indirectly controls, or is controlled
                     by, or is under common control with, the person specified;
                     or

                         (ii) Is acting or intends to act jointly or in concert
                     with the person specified.

                 (c) (1) "Control shares" means shares of stock of the Corporation that, except for this Article ELEVENTH, would, if aggregated with all other shares of stock of the Corporation (including shares the acquisition of which is excluded from "control share acquisition" in subsection (d)(2) of this Section) owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors within any of the following ranges of voting power:

                         (i) One-fifth or more, but less than one-third of all
                     voting power;

                         (ii) One-third or more, but less than a majority of all
                     voting power; or

                         (iii) A majority or more of all voting power.

                 (2) "Control shares" includes shares of stock of the Corporation only to the extent that the acquiring person, following the acquisition of the shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this Section for which approval has not been obtained previously under Section 2 of this Article ELEVENTH.

                 (d) (1) "Control share acquisition" means the acquisition, directly or indirectly, by any person, of ownership of, or the power to direct the exercise of voting power within respect to, issued and outstanding control shares.

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                     (2) "Control share acquisition" does not include the
          acquisition of shares:

                         (i) Under the laws of descent and distribution;

                         (ii) Under the satisfaction of a pledge or other
                     security interest charged in good faith and not for the purpose of circumventing this Article ELEVENTH; or

                         (iii) Under a merger, consolidation, or share exchange
                     effected under Subtitle 1 of Title 3 of the MGCL if the Corporation is a party to the merger, consolidation, or share exchange.

                     (3) Unless the acquisition entitles any person, directly or indirectly, to exercise or direct the exercise of voting power in the election of directors in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under paragraph (2) of this subsection, "control share acquisition" does not include the acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article ELEVENTH by or from:

                         (i) Any person whose voting rights have previously been
                     authorized by stockholders in compliance with this Article ELEVENTH; or

                         (ii) Any person whose previous acquisition of shares of
                     stock of the Corporation would have constituted a control share acquisition but for paragraph (2) of this subsection.

                 (e) "Interested shares" means shares of the Corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors:

                     (1) An acquired person;

                      (2) An officer of the Corporation; or

                     (3) An employee of the Corporation who is also a director of the Corporation.

                 (f) "Person" includes an associate of the person.

         Section 2. (a) Control shares of the Corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders at a meeting held under Section 4 of this Article ELEVENTH by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.



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                    (b) This Article ELEVENTH does not apply to the voting
         rights of shares of stock if the acquisition of the shares specifically, generally, or generally by types, as to specifically identified or unidentified existing or future shareholders or their affiliates or associates, has been approved or exempted by a provision contained in these Articles or the Bylaws of the Corporation and adopted at any time before the acquisition of the shares.

                    (c) For the purposes of Section 1 of this Article ELEVENTH:

                        (1) Shares acquired within 90 days of shares acquired
                    under a plan to make a control share acquisition are considered to have been acquired in the same acquisition; and

                        (2) A person may not be deemed to be entitled to
                    exercise or direct the exercise of voting power with respect to shares held for the benefit of others if the person:

                            (i) Is acting in the ordinary course of business, in
                        good faith and not for the purpose of circumventing the provisions of this Section; and

                            (ii) Is not entitled to exercise or to direct the
                        exercise of the voting power of the shares unless the person first seeks to obtain the instruction of another person.

         Section 3. Any person who proposes to make or who has made a control share acquisition may deliver an acquiring person statement to the Corporation at the Corporation's principal office. The acquiring person statement shall set forth all of the following:

                 (1) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares;

                 (2) A statement that the acquiring person statement is given under this Article ELEVENTH;

                 (3) The number of shares of the Corporation owned (directly or indirectly) by the acquiring person and each other member of any group;

                 (4) The applicable range of voting power as set forth in
         Section 1(c) of this Article ELEVENTH; and

                 (5) The control share acquisition has not occurred:

                     (i) A description in reasonable  detail of the terms of the proposed  control share acquisition; and

                     (ii) Representations of the acquiring person, together with a statement in reasonable detail of the facts on which they are based, that:



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                          1. The proposed  control share  acquisition,  if
                      consummated,  will not be contrary to law; and

                          2. The acquiring person has the financial capacity,
                      through financing to be provided by the acquiring person and any additional specified sources of financing required under Section 5 of this Article ELEVENTH to make the proposed control share acquisition.

         Section 4. (a) Except as provided in Section 5 of this Article ELEVENTH, if the acquiring person requests, at the time of delivery of an acquiring person statement, and gives a written undertaking to pay the Corporation's expenses of a special meeting, except the expenses of opposing approval of the voting rights, within 10 days after the day on which the Corporation receives both the request and undertaking, the directors of the Corporation shall call a special meeting of stockholders of the Corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

                  (b) The directors may require the acquiring person to give bond, with sufficient surety, to reasonably assure the corporation that this undertaking will be satisfied.

                  (c) Unless the acquiring person agrees in writing to another date, the special meeting of stockholders shall be held within 50 days after the day on which the Corporation has received both the request and the undertaking.

                  (d) If the acquiring person makes a request in writing at the time of delivery of the acquiring person statement, the special meeting may not be held sooner than 30 days after the day on which the Corporation receives the acquiring person statement.

                  (e) (1) If no request is made under subsection (a) of this Section, the issue of the voting rights to be accorded the shares acquired in the control shares acquisition may, at the option of the Corporation, be presented for consideration at any meeting of stockholders.

                      (2) If no request is made under subsection (a) of this
                  Section and the Corporation proposes to present the issue of the voting rights to be accorded the shares acquired in a control share acquisition for consideration at any meeting of stockholders, the Corporation shall provide the acquiring person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.

         Section 5. (a) A call of a special meeting of stockholders of the Corporation is not required to be made under Section 4(a) of this Article ELEVENTH unless, at the time of delivery of an acquiring person statement under
Section 3 of this Article ELEVENTH, the acquiring person has:

                    (1) Entered into a definitive financing agreement or
                 agreements with one or more responsible financial institutions or other entities that have the necessary

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
                 financial capacity, providing for any amount of financing of the control share acquisition not to be provided by the acquiring person; and

                    (2) Delivered a copy of the agreements to the Corporation.

                 (b) In addition, the Board of Directors shall not be obligated to call of a special meeting of stockholders of the Corporation under
         Section 4(a) of this Article ELEVENTH if the Board of Directors makes a determination within ten days after receipt of the acquiring person statement that such acquiring person statement was not given in good faith, that the proposed control share acquisition would not be in the best interests of the Corporation or that the proposed control share acquisition could not be consummated for financial or legal reasons.

                 (c) A director, in determining whether the proposed control share acquisition would be in the best interests of the Corporation, shall consider the interests of the Corporation's stockholders and, in his or her discretion, may consider any of the following: the interests of the Corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; and the long term as well as short term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                 (e) For purposes of making a determination that a special meeting of shareholders should not be called, no such determination shall be deemed void or voidable with respect to the Corporation merely because one or more of its directors or officers who participated in making such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purposes of this paragraph, "disinterested directors" shall mean directors whose material contacts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional contacts with the Corporation shall not be deemed to be "disinterested directors" for purposes of this provision. A director shall not be deemed to be other than a "disinterested director" merely because he or she would no longer be a director if the proposed control share acquisition were approved and consummated.

                 (f) The Board of Directors may adjourn any special meeting called pursuant to this Article ELEVENTH if, prior to such meeting, the Corporation has received an acquiring person statement from any other person and the Board of Directors has determined that the control share acquisition proposed by such other person or a merger, consolidation or sale of assets of the Corporation should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.

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         Section 6. (a) If a special meeting of stockholders is required to be called under the provisions of Sections 4 and 5 of this Article ELEVENTH, notice of the special meeting shall be given as promptly as reasonably practicable by the Corporation to all stockholders of record as of the record date set for the meeting, whether or not the stockholder is entitled to vote at the meeting.

                  (b) Notice of the special or annual meeting of stockholders at which the voting rights are to be considered shall include or be accompanied by the following:

                      (1) A copy of the acquiring person statement delivered to
                  the corporation under Section 3 of this Article ELEVENTH; and

                      (2) A statement by the Board of Directors of the
                  Corporation setting forth the position or recommendation of the Board, or stating that the Board is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the control shares.

         Section 7. (a) If an acquiring person statement has been delivered on or before the 10th day after the control share acquisition, the Corporation may, at its option, redeem any or all control shares, except control shares for which voting rights have been previously approved under Section 2 of this Article ELEVENTH, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under Section 4 of this Article ELEVENTH and are not approved.

                  (b) In addition to the redemption rights authorized under subsection (a) of this section, if an acquiring person statement has not been delivered on or before the 10th day after the control share acquisition, the Corporation may, at its option, redeem any or all control shares, except control shares for which voting rights have been previously approved under Section 2 of this Article ELEVENTH, at any time during a period commencing on the 11th day after the control share acquisition and ending 60 days after a statement has been delivered.

                  (c) Any redemption of control shares under this section shall be at the fair value of the shares. For purposes of this section, "fair value" shall be determined:

                      (1) As of the date of the last acquisition of control
                  shares by the acquiring person in a control share acquisition or, if a meeting is held under Section 4 of this Article ELEVENTH, as of the date of the meeting; and

                      (2) Without regard to the absence of voting rights for the control shares.

         Section 8. (a) Before a control share acquisition has occurred, if voting rights for control shares are approved at a meeting held under Section 4 of this Article ELEVENTH and the acquiring person is entitled to exercise or direct the exercise of a majority or more of all voting power, all stockholders of the corporation (other than the acquiring person) have the rights of objecting stockholders as provided in Subtitle 2 of Title 3 of the MGCL.

                  (b) For purposes of applying the provisions of Subtitle 2 of Title 3 of the MGCL to stockholders under this Section, the Corporation shall be deemed to be a successor in a merger and the date of the most recent approval of voting rights referred to in subsection (a) of this Section shall be deemed to be the date of filing of articles of merger for record with the Department of Assessments and Taxation.

                  (c) The notice required by Section 7 of this Article ELEVENTH shall also state that stockholders (other than the acquiring person) are entitled to the rights of objecting stockholders under Subtitle 2 of Title 3 of the MGCL and shall include a copy of this Section and Subtitle 2 of Title 3 of the MGCL.

                  (d) For purposes of applying the provisions of Subtitle 2 of Title 3 of the MGCL to this Section:

                      (1) "Fair Value" may not be less than the highest price
                  per share paid by the acquiring person in the control share acquisition; and

                      (2) Sections 3-202(c) and 3-203(a)(1) and (2) of Title 3
                  of the MGCL do not apply.

         TWELFTH: AMENDMENTS. The Corporation reserves the right to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding shares of stock. Except as otherwise provided in this Article TWELFTH, from time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding shares of capital stock by classification, reclassification or otherwise), and other provisions that may, under the MGCL, the Investment Company Act, securities law, or other laws in force at the time, be lawfully contained in articles of incorporation may be added or inserted upon the vote of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon, including a majority of any class entitled to vote thereon. Notwithstanding the foregoing, the provisions of Articles FIFTH, EIGHTH, TENTH, ELEVENTH and TWELFTH of these Articles of Incorporation may not be amended, altered, repealed or superseded in any manner, and no amendment, alteration or repeal of any provision of these Articles of Incorporation which would be inconsistent with or have the effect of amending, altering, repealing or superseding any provision of the Bylaws shall be effective, unless approved by the affirmative vote of holders of seventy-five percent (75%) of the outstanding voting power of the Corporation entitled to vote thereon. All rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article TWELFTH.

         The term "Articles of Incorporation" or "Charter" as used herein and in the Bylaws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended, restated or supplemented.

         IN WITNESS WHEREOF, BRANTLEY CAPITAL CORPORATION has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on December 22, 1998.

                                        BRANTLEY CAPITAL CORPORATION

                                        By /s/ Michael J. Finn
                                           -----------------------------------
                                           Michael J. Finn, President

ATTEST:


/s/ Paul H. Cascio
------------------------------------
Paul H. Cascio, Secretary


                                 ACKNOWLEDGEMENT

         The undersigned, Michael J. Finn, President of BRANTLEY CAPITAL CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.


                                        By /s/ Michael J. Finn
                                           -----------------------------------
                                           Michael J. Finn, President